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                                                                   EXHIBIT 10.4

                       SEVENTEENTH AMENDMENT TO THE THIRD
                        AMENDED AND RESTATED AGREEMENT OF
                  LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.

         THIS SEVENTEENTH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPER TIES, L.P., dated as of November 10, 2000 (this "Amendment"), is being executed by AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by Section 7.3.C(7) of the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

         WHEREAS, on September 21, 2000, the Partnership entered into several agreements with the Regency Windsor Companies, whereby the Partnership agreed to offer Class Seven Partnership Preferred Units (the "Partnership Preferred Units"), with the designations, preferences and other rights, terms and provisions set forth herein to partners of certain limited partnerships affiliated with the Regency Windsor Companies; and

         WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner is authorized to determine the designations, preferences and relative, participating, optional or other special rights, powers and duties of such Partnership Preferred Units.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         i. The Agreement is hereby amended by the addition of a new exhibit, entitled "Exhibit AA", in the form attached hereto, which shall be attached to and made a part of the Agreement.

         ii. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue

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                  in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.


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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                            GENERAL PARTNER:

                                            AIMCO-GP, INC.



                                            By:  /s/ PETER K. KOMPANIEZ
                                                --------------------------------
                                                Name: Peter K. Kompaniez
                                                Title:  President and Vice
                                                        Chairman


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                                  EXHIBIT "AA"

                          PARTNERSHIP UNIT DESIGNATION
                                     OF THE
                     CLASS SEVEN PARTNERSHIP PREFERRED UNITS
                                       OF
                             AIMCO PROPERTIES, L.P.


         1.       NUMBER OF UNITS AND DESIGNATION.

         A class of Partnership Preferred Units is hereby designated as "Class Seven Partnership Preferred Units," and the number of Partnership Preferred Units constituting such class shall be three million (3,000,000).

         2.       DEFINITIONS.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, supplemented or restated from time to time (the "Agreement"), as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

         "Assignee" shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 of the Agreement.

         "Cash Amount" shall mean, with respect to any Tendered Unit, cash in an amount equal to the Liquidation Preference of such Tendered Unit.

         "Class Seven Partnership Preferred Unit" or "Preferred Unit" shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

         "Cut-Off Date" shall mean the fifth (5th) Business Day after the General Partner's receipt of a Notice of Redemption.

         "Declination" shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

         "Distribution Payment Date" shall have the meaning set forth of Section 4(b) of this Partnership Unit Designation.

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         "Distribution Rate" shall mean 9.5%, subject to adjustment as provided in Section 4(a) of this Partnership Unit Designation.

         "Dividend Yield" shall mean, as of any calculation date and with respect to any class or series of capital stock, the quotient obtained by dividing (i) the aggregate dollar amount of dividends payable on one share of such class or series of capital stock, in accordance with its terms, for the 12 month period ending on the dividend payment date immediately preceding such calculation date, by (ii) the Market Value of one share of such stock as of such calculation date.

         "Junior Partnership Units" shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

         "Liquidation Preference" shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

         "Majority in Interest of the Limited Partners" means Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the
(a) General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Partnership Common Units, Class I High Performance Partnership Units, Class I Partnership Preferred Units, Class One Partnership Preferred Units, Class Two Partnership Preferred Units, Class Three Partnership Preferred Units, Class Four Partnership Preferred Units, Class Five Partnership Preferred Units, Class Six Partnership Preferred Units and Class Seven Partnership Preferred Units held by all Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))).

         "Market Value" shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the calculation date. The market price for any such trading day shall be:

                  (i) if the shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

                  (ii) if the shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

                  (iii) if the shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid


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         and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

         "Notice of Redemption" shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

         "Parity Partnership Units" shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

         "Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

         "Previous General Partner" shall mean Apartment Investment and Management Company, a Maryland corporation.

         "Primary Offering Notice" shall have the meaning set forth in Section 6(h)(4) of this Partnership Unit Designation.

         "Public Offering Funding" shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

         "Qualifying Preferred Stock" shall mean any class or series of non-convertible perpetual preferred stock that (i) has been issued by a corporation that has elected to be taxed as a REIT, (ii) has a fixed rate of distributions or dividends, (iii) has a fixed liquidation preference (and which entitles the holder thereof to no payments other than the payment of distributions at a fixed rate and the payment of a fixed liquidation preference), (iv) is listed on the New York Stock Exchange, (v) cannot be redeemed at the option of the issuer for the first five years after issuance of such class or series of preferred stock and that, at the Reset Date (or, if applicable, as of the date the calculation of the Weighted Average of Preferred Stock Dividend Yields is being made for purposes hereof in respect of such Reset
Date) cannot be so redeemed and (vi) is issued by an issuer the unsecured debt of which has an average rating from Moody's Investors Services, Inc., Standard & Poors Rating Services or Duff & Phelps Credit Rating Co. in a category that is one rating category below the average rating, as of such date, of the Previous General Partner's unsecured debt.

         "Redemption" shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

         "Registrable Shares" shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.


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         "REIT Shares Amount" shall mean, with respect to any Tendered Units, a number of REIT Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a REIT Share as of the fifth (5th) Business Day prior to the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

         "Reset Date" shall mean November 9, 2005 and every fifth anniversary of such date that occurs thereafter.

         "Senior Partnership Units" shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

         "Single Funding Notice" shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

         "Specified Redemption Date" shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 6 hereof, on any Specified Redemption Date, may be deferred, in the General Partner's sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state "blue sky" or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

         "Tendering Party" shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

         "Tendered Units" shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

         "Weighted Average of Preferred Stock Dividend Yields" shall mean, as of any date of calculation, the average of the Dividend Yields, as of such date, of each Qualifying Preferred Stock (other than a Qualifying Preferred Stock issued by the Previous General Partner) that has been outstanding during the entire year immediately preceding the date of calculation. Each such class of Qualifying Preferred Stock (except Qualifying Preferred Stock of the Previous General Partner) shall be weighted for its total market value.

         3.       RANKING.

         Any class or series of Partnership Units of the Partnership shall be deemed to rank:

         (a) prior or senior to the Class Seven Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or


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                  winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Seven Partnership Preferred Units (the partnership units being hereinafter referred to, collectively, as "Senior Partnership Units");

         (b) on a parity with the Class Seven Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class Seven Partnership Preferred Units (i) if such class or series of partnership units shall be Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class G Partnership Preferred Units, Class H Partnership Preferred Units, Class J Partnership Preferred Units, Class K Partnership Preferred Units, Class L Partnership Preferred Units, Class M Partnership Preferred Units, Class N Partnership Preferred Units, Class O Partnership Preferred Units, Class One Partnership Preferred Units, Class Two Partnership Preferred Units, Class Three Partnership Preferred Units, Class Four Partnership Preferred Units or Class Six Partnership Preferred Units or (ii) if the holders of such class or series of partnership units and the Class Seven Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the partnership units referred to in clauses
                  (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Partnership Units"); and

         (c) junior to the Class Seven Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, (i) if such class or series of partnership units shall be Partnership Common Units, Class I High Performance Partnership Units or Class Five Partnership Preferred Units or (ii) if the holders of Class Seven Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the partnership units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Junior Partnership Units").

         4.       QUARTERLY CASH DISTRIBUTIONS.

         (a) The "Quarterly Distribution Amount," as of any date, shall be equal to (i) the Distribution Rate then in effect, multiplied by (ii) $25, and divided by (iii) four. Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions in an amount per Preferred Unit equal to the Quarterly Distribution Amount in effect as of the date such distribution is declared by the General Partner, and no more. On each Reset Date, the Distribution Rate thereafter in effect shall be adjusted by the General Partner to equal the lesser


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                  of (i) the Distribution Rate in effect immediately prior to such Reset Date or (ii) the Dividend Yield of the class of Qualifying Preferred Stock most recently issued by the Previous General Partner or, if there is no class of Qualifying Preferred Stock of the Previous General Partner outstanding as of any Reset Date, the Weighted Average of Preferred Stock Dividend Yields, calculated as of the end of the calendar quarter immediately preceding such Reset Date; provided, further, that if for any reason there are no classes of Qualifying Preferred Stock of the type described in the definition of "Weighted Average of Preferred Stock Dividend Yields" outstanding on any Reset Date and the reference to the Weighted Average of Preferred Stock Dividend Yields would otherwise be determinative of the calculation of the adjusted Distribution Rate on such Reset Date, the adjusted Distribution Rate for the succeeding five (5) year period shall be the Distribution Rate in effect immediately prior to such Reset Date. Upon any such adjustment of the Distribution Rate, the General Partner shall send a notice describing such adjustment to the holders of the Preferred Units at their respective addresses, as set forth on Exhibit A to the Agreement.

         (b) Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. If the Preferred Units are issued other than on a record date for the payment of distributions to the holders of Preferred Units, the Quarterly Distribution Amount shall, for any quarter in which the Distribution Rate changes on any Reset Date, be appropriately prorated based on the portions of such quarter during which the different Distribution Rates were in effect, on the basis of twelve 30-day months and a 360-day year. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.

         (c) When distributions are not paid in full upon the Preferred Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred Units and accumulated and unpaid on such


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                  Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

         (d) Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

         (e) Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner's qualification as a REIT.

         5.       LIQUIDATION PREFERENCE.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to the extent necessary to enable them to receive a liquidation preference (the "Liquidation Preference") per Preferred Unit equal to the sum of (i) $25 plus (ii) any accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders will not be entitled to any further payment or allocation. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any


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                  holder of Junior Partnership Units upon the liquidation,
                  dissolution or winding up of the Partnership.

         (b) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following appropriate allocations of Partnership income, gain, deduction and loss, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

         (c) A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership's assets.

         (d) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to the extent necessary to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

         6.       REDEMPTION.

         (a) Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred Unit effects a Redemption, as provided for in
                  Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

         (b) On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such Qualifying Party (such Preferred Units being hereafter "Tendered Units") in exchange (a "Redemption") for REIT Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the "Tendering Party").


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

         (c) If the Partnership elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this
                  Section 6, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party's exercise of its Redemption right, and (ii) such transaction shall be treated, for Federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for REIT Shares. In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Tendering Parties over another nor discriminates against a group or class of Tendering Parties. If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of REIT Shares equal to the REIT Shares Amount for such number of the Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner's view, to effect compliance with the Securities Act. The REIT Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or "blue sky" laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this
                  Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

         (d) The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of


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

                  Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., Tower Two, 2000 South Colorado Boulevard, Suites 2-1000, Denver, Colorado 80222, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

         (e) A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner's sole and absolute discretion, in immediately available funds.

         (f) In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for REIT Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a "Declination"):

                           (1) The Previous General Partner or the General
Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

                           (2) The Partnership may elect to raise funds for the
payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a "Public Offering Funding") by the Previous General Partner of a number of REIT Shares ("Registrable Shares") equal to the REIT Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

                           (3) Promptly upon the General Partner's receipt of
the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership's Declination, the General Partner shall give notice (a "Single Funding Notice") to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partner shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partner, as the case may be, to an equitable Percentage Interest adjustment.

         (g) Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.

         (h) Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

                           (1) All Preferred Units acquired by the Previous
General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to either or both of the General Partner and the Special Limited Partner in such proportions as the Previous General Partner, the General Partner and the Special Limited Partner shall determine. Any Preferred Units so contributed to the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of an equal number of Partnership Common Units. Any Preferred Units so contributed to the Special Limited Partner shall be converted into Partnership Common Units.

                           (2) Subject to the Ownership Limit, no Tendering
Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

                           (3) No Tendering Party may (a) effect a Redemption
more than once in any fiscal quarter of a Twelve-Month Period or (b) effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

                           (4) Notwithstanding anything herein to the contrary,
with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a "Primary Offering Notice") that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in
Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

                           (5) Without the Consent of the Previous General
Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

                           (6) The consummation of such Redemption shall be
subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                           (7) The Tendering Party shall continue to own
(subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partner) and paid for, by the issuance of the REIT Shares, pursuant to this
Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this
Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

         (i) In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of
                  Redemption:

                           (1) A written affidavit, dated the same date as the
Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

                           (2) A written representation that neither the
Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

                           (3) An undertaking to certify, at and as a condition
to the closing of the Redemption on the Specified Redemption Date, that either
(a) the actual and constructive ownership of REIT Shares or any other class of shares of the Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

         (j) On or after the Specific Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder's Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver REIT Shares for the Preferred Units evidenced thereby. From and after the Specific Redemption Date
                  (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or REIT Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

         (k) Notwithstanding the provisions of this Section 6, the Tendering Parties (i) shall not be entitled to elect or effect a Redemption where the Redemption would consist of less than all the Preferred Units held by Partners and, to the extent that the aggregate Percentage Interests of the Limited Partners would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Previous General Partner hereunder.

         (l) Notwithstanding any other provision of the Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partner's Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this
                  Section 6(l). Such notice given by the General Partner to a Limited Partner pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 6(l), (a) any Limited Partner (whether or not eligible to be a Tendering Party) may, in the General Partner's sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

         7.       STATUS OF REACQUIRED UNITS.

         All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

         8.       GENERAL.

         The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Class Seven Partnership Preferred Units.

         9.       ALLOCATIONS OF INCOME AND LOSS.

         Subject to the terms of Section 5 hereof, for each taxable year, (i) each holder of Preferred Units will be allocated, to the extent possible, net income of the Partnership in an amount equal to the distributions made on such holder's Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership.

         10.      VOTING RIGHTS.

         Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units will have the same voting rights as holders of the Partnership Common Units. So long as any Preferred Units are outstanding, for purposes of determining the Consent of Limited Partners under the Agreement, the "Majority in Interest of the Limited Partners" shall have the meaning set forth in Section 2 hereof. As long as my Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred Units that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership units, including, without limitation, any Partnership units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to have a material adverse effect on the rights or preferences of the holders of Preferred Units. With respect to the exercise of the above described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

         11.      RESTRICTIONS ON TRANSFER.

         Preferred Units are subject to the same restrictions on transfer as are, and the holders of Preferred Units shall be entitled to the same rights of transfer as are, applicable to Common Units as set forth in the Agreement.

                                                                         ANNEX I
                                                                   TO EXHIBIT AA


                              NOTICE OF REDEMPTION


To:      AIMCO Properties, L.P.
         c/o AIMCO-GP, Inc.
         Tower Two
         2000 South Colorado Boulevard, Suite 2-1000
         Denver, Colorado 80222
         Attention:  Investor Relations

                  The undersigned Limited Partner or Assignee hereby irrevocably tenders for redemption Class Seven Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as it may be amended and supplemented from time to time (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class Seven Partnership Preferred Units. The undersigned Limited Partner or
Assignee:

                  (a) if the Partnership elects to redeem such Class Seven Partnership Preferred Units for REIT Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to Previous General Partner all of the undersigned Limited Partner's or Assignee's right, title and interest in and to such Class Seven Partnership Preferred Units;

                  (b) undertakes (i) to surrender such Class Seven Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to Previous General Partner, prior to the Specified Redemption Date:

                           (1) A written affidavit, dated the same date as this
                  Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the undersigned Limited Partner or Assignee nor any Related Party will own REIT Shares in excess of the Ownership Limit;

                           (2) A written representation that neither the
                  undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption contemplated hereby on the Specified Redemption Date; and

                           (3) An undertaking to certify, at and as a condition
                  to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the Redemption contemplated hereby, neither the undersigned Limited Partner or Assignee nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

                  (c) directs that the certificate representing the REIT Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

                  (d) represents, warrants, certifies and agrees that:

                           (i) the undersigned Limited Partner or Assignee has,
                  and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

                           (ii) the undersigned Limited Partner or Assignee has,
                  and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

                           (iii) the undersigned Limited Partner or Assignee has
                  obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Dated:
        ---------------------


                                    Name of Limited Partner or Assignee:

                                    ------------------------------------------

                                    ------------------------------------------
                                    (Signature of Limited Partner or Assignee)

                                    ------------------------------------------
                                    (Street Address)

                                    ------------------------------------------
(continued on the next page)        (City)           (State)        (Zip Code)

Issue check payable to
or Certificates in the
name of:
                                     ------------------------------------------

Please insert social security
or identifying number:
                                     ------------------------------------------


                                     Signature Guaranteed by:


                                     ------------------------------------------

NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS SEVEN PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

                                                                        ANNEX II
                                                                   TO EXHIBIT AA

                            FORM OF UNIT CERTIFICATE
                                       OF
                     CLASS SEVEN PARTNERSHIP PREFERRED UNITS

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF JULY 29, 1994, AS IT MAY BE AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC, THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

                                                     Certificate Number ________

                             AIMCO PROPERTIES, L.P.
                 FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that
                    ------------------------------------------------------------

is the owner of
                ----------------------------------------------------------------

                     CLASS SEVEN PARTNERSHIP PREFERRED UNITS
                                       OF
                             AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Seven Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:                                      By
                                               --------------------------------

                                   ASSIGNMENT




         For Value Received, ___________________________ hereby sells, assigns and transfers unto ______________________ Class Seven Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Seven Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.


Dated:
       -----------------------
                                             By:
                                                 ------------------------------
                                                 Name:


                                             Signature Guaranteed by:


                                             ----------------------------------


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.